UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2017

GLOBAL HEALTHCARE REIT, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

8480 E. Orchard Road, Suite 4900, Greenwood Village, CO 80111

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 449-2100

(Former name or former address, if changed since last report)

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.01 ACQUISITION OF ASSETS

ITEM 2.03 CREATION OF DIRECT FINANCIAL OBLIGATION

ITEM 8.01 OTHER EVENTS: GENERAL UPDATE

Abbeville Acquisition

On April 4, 2017, Global Healthcare REIT, Inc (the “Company”), through a newly formed wholly-owned subsidiary Global Abbeville Property, LLC (“GAP”) formed for this purpose, successfully bid at a publicly advertised foreclosure auction sale to purchase a 101 bed skilled nursing facility located in Abbeville, Georgia. The senior lender on the facility, was the party undertaking the foreclosure in light of the default on the senior loan by the prior owner.

The purchase price for the facility was $2.1 million which was entirely financed by Colony Bank through a newly approved closed-end revolving credit facility in the maximum amount of $2.6 million. The additional $500,000 under the credit line will be used for renovations on a dollar-for-dollar matching basis. The lender will take a senior mortgage on the property, and the credit facility will be cross-collateralized with the Company’s skilled nursing facility in Eastman, Georgia which is also financed by Colony Bank.

The facility was closed in March 2016 due to uncured deficiencies by the previous operator. On March 17, 2017, in anticipation of our purchase of the facility, the State of Georgia inspected and approved a conditional Certificate of Need (“CON”) to allow us to complete renovations and fully reopen the property.

The property will require substantial renovations prior to be fully reopening but will bring the property to best of care in finish and amenities at the facility. The renovations are currently underway and will take no longer than six months.

Refinance Activity

Providence

The Company is currently in the application process of refinancing of its Sparta property with the Department of Housing and Urban Development (HUD). The application has been submitted and we hope to have the refinance completed in the second half of 2017. If and when completed, the HUD loan would significantly reduce our monthly debt service for the facility.

Archway (formerly Goodwill)

The Company renewed the senior loan with First Commercial Bank for an additional three years. This facility’s census continues to grow as forecasted at the 100 bed facility.

Southern Hills

The renovations at Southern Hills SNF have been completed and it has filled rapidly with surgery rehab patients. Work continues on the ALF which we expect to be completed in 45 days. We are also working with contractors and lenders to begin renovations at the ILF.

Retirement of Debt

The Company has been actively pursing the repurchase of some of its outstanding debt. At Southern Hills, we have been repurchasing the Tulsa Industrial Revenue Bonds for which there is a public trading market. We will use a portion of the proceeds from the HUD loan on Providence to retire in full the outstanding mezzanine debt. In addition, we are in active discussions with the holders of the mezzanine debt at Archway to defer and then retire the debt.

Other Acquisitions

We continue to be active in identifying additional properties for acquisition, leveraging our improved banking relationships and position in the industry.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated: April 7, 2017	/s/ Lance Baller
Lance Baller, Interim CEO

3